SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): June 6, 2001

                        Commission File Number 0001067447
                           THE DERBY CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                          31-1038896
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                           The Derby Cycle Corporation
                      300 First Stamford Place (5th Floor)
                        Stamford, Connecticut 06902-6765
          (Address of principal executive offices, including zip code)
                            Telephone: (203) 961 1666
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

As previously reported, The Derby Cycle Corporation (the "Company") is currently in the process of reviewing its business and exploring all alternatives available to operate its business and repay its existing indebtedness. As previously announced, the Company is currently and has been in default under its DM209.4 million ($93.9 million) senior secured revolving credit facility (the "Revolving Credit Facility"), and is in default under and failed to make its scheduled interest payments on its $100 million principal amount of 10.0% senior notes (the "Dollar Senior Notes") and its DM110 million principal amount of 9.38% senior notes (the "DM Senior Notes" and, collectively with the Dollar Senior Notes, the "Senior Notes") that were due on May 15, 2001. The Company has a 30-day grace period to make the interest payments under the terms of the indentures governing the Senior Notes. While the Company remains in default of the covenants contained in the Revolving Credit Facility, there can be no assurance that the interest payments will be made by the end of the grace period. As previously reported, the Company has retained Lazard Freres & Co. L.L.C. ("Lazard") as its financial advisor, to render financial advisory services. Lazard is exploring all alternatives available to the Company in order to repay the Revolving Credit Facility, including refinancing the Revolving Credit Facility with asset based lenders, the sale of some or all assets and operations and the restructuring of other indebtedness. In addition, the Company has been working with an informal committee of holders of more than 50% of the principal amount of its Senior Notes for the purposes of negotiating a consensual restructuring of its outstanding securities. The Company has advised the informal committee of noteholders that any restructuring proposal made by the Company will (a) provide for payment in full of all obligations to the Company's trade creditors that continue to support the Company with customary trade credit and (b) not have any impact on the day-to-day operations with regard to employees, customers, suppliers, distributors and general business.

In connection with these matters, the Company announced today that it has recently received a bid from certain members of its management (led by Mr. Alan
J. Finden-Crofts, the Company's Executive Chairman and a director) to purchase certain assets of the Company. The Company is in the process of considering and evaluating this bid, and is at the same time also exploring other alternatives, as mentioned above. No assurance can be given that any refinancing, sale, or restructuring of indebtedness is feasible or can be successfully implemented.

STATEMENTS ABOUT THE COMPANY'S FUTURE PERFORMANCE ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE COMPANY'S PERFORMANCE IS HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


The Derby Cycle Corporation                                     DATE
                                                                ----

By: /s/ John C. Burdett                                         June 6, 2001
    -------------------------
Name: John C. Burdett

Title: Chief Financial Officer